KPMG

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Consent of Independent Registered Public Accounting Firm

The Board of Directors of

NXT Energy Solutions Inc.

We consent to the incorporation by reference in the registration statement (No. 333-146890) on Form S-8 of NXT Energy Solutions Inc. of our report dated April 13, 2020, with respect to the consolidated balance sheets of NXT Energy Solutions Inc. as of December 31, 2019 and 2018, the related consolidated statements of income (loss) and comprehensive income (loss), shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes, which report appears in the December 31, 2019 annual report on Form 20-F of NXT Energy Solutions Inc.

Our report on the consolidated financial statements refers to a change in the accounting for leases on adoption of Accounting Standards Codification Topic 842, *Leases*.

KPMG LLP

Chartered Professional Accountants

Calgary, Canada
May 5, 2020